UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2011

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

By press release dated November 3, 2011, the Company announced its financial results for the three months ended October 2, 2011. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted earnings per share (EPS). Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. We also believe this free cash flow definition does not have any material limitations. EBIT (defined as net income plus interest expense, net plus provision for income taxes), EBITDA (defined as net income plus interest expense, net, plus provision for income taxes, plus depreciation and amortization), adjusted operating income (defined as operating income, excluding the impact of Leslie asbestos and bankruptcy charges), and adjusted EPS (defined as earnings per common share, excluding Leslie asbestos and bankruptcy charges, net of tax) are provided because management believes these measurements are useful for investors and financial institutions to analyze and compare companies on the basis of operating performance. Free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted EPS are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. Free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted EPS as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted EPS to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included as an attachment to the press release.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2011, the Board of Directors of Circor International, Inc. (the “Company”) accepted the recommendation of its Nominating and Corporate Governance Committee and appointed John A. (Andy) O’Donnell to the Company’s Board of Directors, thereby increasing the size of its Board of Directors from six to seven members. Mr. O’Donnell is President, Western Hemisphere Operations and a Vice President of Baker Hughes Incorporated. Mr. O’Donnell is serving as a Class III director of the Company.

In connection with his appointment to the Board of Directors, Mr. O’Donnell will be awarded Restricted Stock Units equal to $50,000 calculated based on the closing price of the Company’s common stock on November 4, 2011. In addition, Mr. O’Donnell will receive the same compensation as other non-employee directors of the Company.

Mr. O’Donnell and the Company also entered into the Company’s standard indemnification agreement, which has been previously entered into with each of the Company’s directors and executive officers and the form of which has been filed with the Securities and Exchange Commission.

On November 2, 2011 the Company issued a press release regarding Mr. O’Donnell’s appointment to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release regarding Earnings, Dated November 3, 2011

99.2	Press Release regarding Election of Director, Dated November 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2011	CIRCOR INTERNATIONAL, INC.

/s/ Frederic M. Burditt
	By:	Frederic M. Burditt
	Title:	Vice President, Chief Financial Officer and Treasurer

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